SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 7, 2002

NetManage, Inc. (Exact name of registrant as specified in its charter)

Delaware	0-22158	77-0252226

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10725 North De Anza Boulevard, Cupertino, California	95014

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(408) 973-7171

N/A (Former name or former address, if changed since last report)

Item 5. Other Events.

         On November 7, 2002, we filed a press release announcing that on November 5, 2002 we received a letter from The Nasdaq Stock Market, Inc. extending to November 14, 2002 the date by which we are required to comply with the continued listing requirements of The Nasdaq National Market. A copy of the press release is attached hereto as an Exhibit and is incorporated herein in its entirety by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit	Description

99.1	Press release dated November 7, 2002 announcing receipt of letter dated November 5, 2002 from The Nasdaq Stock Market, Inc.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETMANAGE, INC.

Date: November 12, 2002	By:	/s/ Michael R. Peckham

	Name: Title:	Michael R. Peckham Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description

99.1	Press release dated November 7, 2002 announcing receipt of letter dated November 5, 2002 from The Nasdaq Stock Market, Inc.